EXHIBIT 23.03

May 18, 2010

Leo Azagra

Assistant Laboratory Manager

Intertek-OCA

San Francisco-Benicia Office

6050 Egret Court

Benicia, CA. 94510

Dear Mr. Azagra:

Between May 4, 2009 and June 8, 2009, Intertek performed an analysis of the cloud point, cetane number and energy density of Amyris diesel fuel, the results of which are set forth on page 80 of the prospectus included in the Registration Statement on Form S-l of Amyris Biotechnologies, Inc. (the “Registration Statement”) initial filed with the Securities and Exchange Commission on April 16, 2010. By signature below, you hereby consent to the naming of Intertek as an expert in the Registration Statement, including as it may hereafter be amended. You also consent to the filing of this consent as an exhibit to the Registration Statement.

Sincerely,

/s/ Tamara L. Tompkins
Tamara L. Tompkins
General Counsel

Acknowledged and agreed:

/s/ Leo Azagra
Leo Azagra
Intertek-OCA

TLT:mw

5885 Hollis Street Suite 100, Emeryville, California 94608

P: 510 450 0761 F: 510 225 2648